                                                                    EXHIBIT 10.1

                            MASTER ANTENNA SITE LEASE

                                 BY AND BETWEEN

                              PINNACLE TOWERS INC.

                                       AND

                          ARCH WIRELESS HOLDINGS, INC.

                                  MAY 24, 2002

   PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A
  REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES
                            AND EXCHANGE COMMISSION.

                            MASTER ANTENNA SITE LEASE

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LESSOR: Pinnacle Towers Inc.,                     LESSEE: Arch Wireless Holdings, Inc.,
        a Delaware corporation,                           a Delaware corporation,
        and its affiliates identified on the              and its affiliates identified on the
        attached Rider A                                  attached Rider B
        301 N. Cattlemen Rd., Suite 300                   1800 Park West Drive, Suite 250
        Sarasota, FL 34232                                Westborough, MA 01581

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Lessor operates the antenna sites (the "Site(s)") described in the Antenna Site
Lease Schedules executed and delivered by Lessor and Lessee pursuant to this lease (the "Lease") from time to time (each in substantially the form of the attached Exhibit C, and a "Site Schedule" and, collectively, the "Site
Schedules", each of which, when and as executed, are and shall be incorporated herein by this reference. Lessor desires to lease to Lessee and Lessee desires to lease from Lessor certain space at the Sites for installation and operation of Lessee's equipment on the terms set forth in the Site Schedules and herein.
If the terms of a Site Schedule conflict with this Lease, the terms of the Site
Schedule shall control, but only with respect to the Site(s) that are the subject of such Site Schedule and the Site Information (defined below). Now, therefore, the parties agree as follows:

     1.   LEASED PREMISES:

          (a)  Lessor leases to Lessee and Lessee leases from Lessor certain space at the Sites as specified and described in the Site
               Schedules (individually and collectively the "Leased Premises").
               Lessee agrees to take the Leased Premises in strictly "AS IS"
               condition, and acknowledges that Lessor shall have no
               responsibility for the condition of the Leased Premises or any damage suffered by Lessee or any other person due to such
               condition. If a Site Schedule provides that Lessee's equipment will be connected to a Lessor-provided antenna system, Lessee shall be responsible for all costs of accessing Lessor's antenna system including but not limited to the costs of combiner modules and other equipment required for the connection.

          (b)  Lessee shall pay Rent (defined below) as specified in Section 3 and shall endeavor to use the following aggregate minimum number of Sites during each month of each year of the term hereof as indicated (the "Site Commitment"): (i) 2,600 Sites during each month of the first year of the term hereof; (ii) 2,650 Sites during each month of the second year of the term hereof; and
               (iii) 2,700 Sites during each month of the third year of the term hereof. For purposes of calculating the total number of Sites leased by Lessee and for determining whether Lessee has met the
               Site Commitment, one (1) One-Way Site (defined below) shall equal one (1) Site, and one (1) Two-Way Site (defined below) shall equal two (2) Sites, which yearly amounts shall be reduced by the aggregate number of Sites that become "Removed Sites" (defined in
               Section 24) following the Effective Date. Lessee shall have no requirement to maintain any minimum number of One-Way Sites or
               Two-Way Sites. The Rent specified in Section 3 hereof as adjusted for Removed Sites shall be due and payable by Lessee to Lessor regardless of whether Lessee meets the applicable Site
               Commitment. The failure of Lessee to meet the Site Commitment shall not result in a breach by Lessee of this Lease or affect
               Lessee's obligation to pay the Base Rent, the Monthly Reservation
               Fee or any Acquired Site Rent (defined below).

          (c)  Lessee will have the right, at its sole cost, to relocate its equipment from one Site under this Lease to another site in
               Lessor's network not already subject to this Lease, subject to
               Availability (defined below) (a "Relocated Site"). Lessee shall provide Lessor at least five (5) business days prior written notice of Lessee's intent to relocate its equipment, or such notice period as is required under all affected Prime Agreements
               (defined below)

               plus three (3) business days (provided that Lessor has provided
               Lessee with the relevant provisions of the underlying Prime
               Agreements). Lessor shall notify Lessee within ten (10) days after Lessor acknowledges receipt of Lessee's notice of proposed relocation as to whether the proposed Relocated Site is
               Available; failure of Lessor to respond within such ten (10) day period shall be deemed to be a determination that the proposed
               Relocated Site is not Available, and in such case the proposed site shall not be a Relocated Site. For the purpose of
               determining whether Lessee has met the Site Commitment, the Site from which Lessee relocated will not constitute a Site hereunder, and the Relocated Site to which Lessee relocated will constitute a Site hereunder but in any event no Acquired Site (defined below) will constitute a Site hereunder. Upon the effective date of any relocation under this Section 1(c), the parties shall terminate the then existing Site Schedule for the terminated
               Site, and enter into a new Site Schedule for the Relocated Site, which new Site Schedule shall be incorporated into this Lease.

          (d)  Lessor shall be entitled to remove any Site from its network for any reason in its sole discretion. In such event, then Lessee shall have the right to relocate to a Replacement Site, subject to Availability. Each Replacement Site shall be subject to a new
               Site Schedule, and each such Site Schedule shall be incorporated into this Lease. Lessor shall notify Lessee of Lessor's proposed removal of a Site under the first sentence of this Section 1(d), and of any Lessor sites which Lessor believes would be acceptable to Lessee as a Replacement Site hereunder, at least sixty (60)
               days prior to removal, unless a shorter period of time is
               required by the applicable Prime Agreement or other reasonable circumstance, in which event Lessor shall notify Lessee of the proposed removal, and of proposed Replacement Sites, promptly after learning of the facts which necessitate the removal. If
               Lessee accepts a proposed Replacement Site, such Replacement Site shall constitute a Site hereunder for all purposes, including for determining whether Lessee has met the Site Commitment and paid the amount of Rent owed hereunder. If no Replacement Site is accepted by Lessee within fifteen (15) days (as may be extended by mutual agreement of the parties) after removal of a Site by
               Lessor under this Section 1(d), such Site shall be deemed a
               "Removed Site".

          (e)  Lessee will have the right to add Sites ("Additional Sites") to which Lessor has title or other right to possession, subject to
               Availability. Lessee shall provide Lessor at least five (5)
               business days prior written notice of Lessee's intent to add a
               Site, or such notice as is required by Lessor's underlying Prime
               Agreement plus three (3) business days (provided that Lessor has provided Lessee the relevant provisions of the underlying Prime
               Agreement.) Each such Additional Site shall be subject to a new
               Site Schedule, and each such Site Schedule shall be incorporated into this Lease. Any such Additional Site shall constitute a Site for the purpose of determining whether Lessee has met the Site
               Commitment, and if as a result of such calculation Lessee exceeds its Site Commitment, then the Rent for each such Additional Sites shall for each month during which the Site Commitment is
               exceeded, be at the Arch Rate set forth in Section 3(b), in addition to the other Rent. Notwithstanding the foregoing, no
               Acquired Site may be added as, or otherwise constitute an
               Additional Site hereunder.

          (f)  In connection with Lessee's permitted relocation from a non-Lessor site to a Lessor Site under this Lease, Lessor will provide to Lessee a relocation allowance (the "Relocation
               Allowance") for the subject new Site equal to the sum of (i) ***
               of Lessee's cost incurred and paid to third parties to relocate its equipment to such new Site from a non-Lessor site (not to exceed, as to Lessor's portion, *** per Site), and (ii) ***
               month's rent attributable to such new Site at a rate equal to the
               Arch Rate (to be paid only after Lessee has paid all rent
               attributable to such new Site for the following two (2) months);
               provided, however: (A) in no event shall the Relocation Allowance for a Site exceed the expenses actually incurred and paid to third parties and reasonably documented by Lessee in connection with such relocation; (B) Lessor's maximum aggregate Relocation
               Allowance obligation throughout the entire term of this Lease shall not exceed ***; and (C) Lessor's maximum

               aggregate Relocation Allowance obligation during the third year of the term of this Lease shall not exceed ***, even if the aggregate Relocation Allowance amounts previously paid by Lessor during the term of this Lease are less than ***. Any Relocation
               Allowance owed hereunder will be paid by Lessor to Lessee, and may not be offset by Lessee against any of its obligations under this Lease. All Lessee Relocation Allowance claims hereunder, together with reasonable documentation evidencing that Lessee has incurred and paid the applicable relocation costs, shall be provided by Lessee to Lessor no later than one hundred twenty
               (120) days from the date such costs are incurred by Lessee, and shall be reimbursed by Lessor to Lessee in accordance with the terms hereof within thirty (30) days after Lessee's provision to
               Lessor of such claims and supporting documentation as Lessor may reasonably request.

          (g)  A Site Schedule will be prepared for every Site that is subject to this Lease. No later than the Effective Date (unless extended by mutual agreement of the parties), Site Schedules for all
               Existing Sites will be prepared, executed and delivered, and made a part of this Lease. Thereafter, a Site Schedule will be
               prepared, executed and delivered for each Site that for any reason becomes subject to this Lease. Each Site Schedule will be in substantially the form of the attached Exhibit C and will, as modified from time to time, also indicate (i) the description of
               Lessee's base station, Permitted Equipment and antenna systems, and the location thereof on a Site, (u) any special circumstances relating to a Site, (iii) the Site number assigned to the Site based on the chronological order in which such Site became subject to this Lease, (iv) Rent applicable to the Site from time to time (whether covered by the Base Rent, Acquired Site Rent,
               Excess Site Rent, Discovered Site Rent or otherwise as amended from time to time), (v) the Permitted Frequency (defined below)
               used by Lessee at the Site, (vi) whether the Site is a One-Way
               Site or a Two-Way Site, (vii) whether the Site includes a Link
               Transmitter Unit, a Hot Standby Unit, or an Excess Watt Unit
               and/or an Existing Microwave Unit (all as defined below), and
               (viii) the names and signatures of Lessor and Lessee (or their respective affiliates that constitute the applicable Site Lessor and Lessee) (collectively, as modified from time to time, the
               "Site Information"). The terms of the Site Schedules, as modified from time to time, will specifically identify such terms (but only such terms) as governed by the Site Schedules, but this
               Lease, as incorporated by reference into each Site Schedule, will otherwise govern.

          (h)  No later than the Effective Date and continuing through the term of this Lease, each of Lessor and Lessee shall appoint an
               Administrative Manager (defined below) to, on a monthly basis before the end of each month, reconcile and determine (i) the total number of Sites actually occupied by Lessee; (ii) the amount of Relocation Allowance then due and owing; (iii) any adjustments to Rent due to Removed Sites; (iv) the number of
               One-Way Sites, Two-Way Sites, Link Transmitter Units, Hot Standby
               Units, Net Excess Watt Units and/or Existing Microwave Units; and
               (v) such other matters as the parties may mutually agree. If the
               Administrative Managers are unable to reach agreement regarding any matter specified herein, such disagreement will be resolved as set forth in Section 23.

          (i)  Once each calendar quarter during the term of this Lease, Lessor will provide a quarterly review of all sites owned or operated by
               Lessor in its network, and all sites identified by Lessee that it uses in its business, with suggestions for potential Lessor sites to which Lessee may seek to relocate from non-Lessor sites. Each party will designate a qualified RF engineer or other technical support person to facilitate the foregoing.

          (j)  The parties agree that this Lease and the Site Schedules convey a leasehold interest in real estate and establish a landlord tenant relationship between the parties. Lessee reserves all of its rights as a tenant under 11 U.S.C. ss. 101, et seq. (the "Code"), including without limitation Section 365 of the Code.

          (k)  Lessee may, from time to time on at least five (5) days written notice to Lessor, during the term of this Lease, eliminate one or more Sites and terminate the corresponding Site Schedule,
               provided, however, in the event that Lessee reduces the number of
               Sites below the Site Commitment in any applicable monthly period,
               Lessee shall, nonetheless, pay Lessor the Base Rent, Monthly
               Reservation Fee, Acquired Site Rent, and all other applicable
               Rent (as adjusted) for such period in accordance with the terms of this Lease. Notwithstanding the foregoing; the exercise by
               Lessee of its rights under this Section 1(k) will (i) if at such time Lessee has not met the Site Commitment, not result in any
               Rent reduction; (ii) if at such time Lessee has met the Site
               Commitment, result in an Excess Site Rent reduction, but in such case only as set forth in the following sentence. If Lessee seeks to eliminate a Site that at the time was counted toward the Site
               Commitment and for which the Rent obligation was covered by the
               Base Rent and Monthly Reservation Fee, then if the eliminated
               Site is (A) a One-Way Site, of the One-Way Sites leased under this Lease in excess of the Site Commitment and being paid for by
               Excess Site Rent, the One-Way Site having the earliest Site
               Schedule date will then be counted toward the Site Commitment and covered by the Base Rent and Monthly Reservation Fee, or (B) a
               Two-Way Site, of the Two-Way Sites leased under this Lease in excess of the Site Commitment and being paid for by Excess Site
               Rent, the Two-Way Site having the earliest Site Schedule date will then be counted toward the Site Commitment and covered by the Base Rent and Monthly Reservation Fee.

     2.   TERM:

          (a)  The initial term of this Lease shall be three (3) years from the
               Effective Date of this Lease. Upon expiration of the initial term, this Lease may be renewed on such terms and conditions as the parties mutually agree, in their respective sole discretion.

          (b)  If Lessee holds over with respect to any Site(s) after expiration of the Lease term, the Lease term with respect to such Site(s)
               shall revert to a month-to-month term, and rent shall be 125% of the Rent applicable to such Site(s) during the last month of the preceding term (if there is no specific rental rate applicable to the particular Site, the holdover rent shall be 125% of the Arch
               Rate). Lessor and Lessee shall each have the right during such month-to-month term to terminate the Lease term with respect to such hold over Site(s) without cause upon thirty (30) days notice to the other party, unless a shorter period is required by an applicable Prime Agreement.

     3.   RENT:

          (a)  Lessee shall pay rent during the term of this Lease comprising a monthly reservation fee (the "Monthly Reservation Fee"), plus a base rent amount ("Base Rent"), as follows:

               (i)  the Monthly Reservation Fee shall be (A) *** per month during the first year of the term hereof; and (B) *** per
                    month during the second and third years of the term hereof;
                    and

               (ii) the Base Rent shall be (A) *** per month during the first year of the term hereof; (B) *** per month during the second year of the term hereof; and (C) *** per month during the
                    third year of the term hereof.

               The Base Rent, the Monthly Reservation Fee, the Acquired Site
               Rent, the Excess Site Rent (defined below), and the Discovered
               Site Rent (defined below), are collectively referred to as "Rent"
               as adjusted. Rent shall be paid in advance on a monthly basis, commencing on the first full day of the full calendar month first occurring after the Effective Date and continuing on the first day of each month thereafter during the term hereof.

               The Base Rent, Monthly Reservation Fee and Acquired Site Rent
               shall be owed by Lessee to Lessor without regard to whether the actual number of Sites leased or occupied by Lessee, or whether
               Lessee has met the Site Commitment, and without offset or
               reduction in any manner, except as expressly provided herein regarding undisputed Removed Sites and regarding undisputed
               Relocation Allowance amounts. The Monthly Reservation Fee shall be paid by Lessee to Lessor for Lessor's agreement to allow
               Lessee to add Additional Sites, in accordance with the terms described elsewhere herein. All of the fees and costs associated therewith shall be deemed included in the Monthly Reservation
               Fee.

          (b)  If Lessee occupies a number of Sites in excess of the applicable
               Site Commitment, Lessee will be obligated to pay Lessor rent for all such excess Sites (the "Excess Site Rent") on the same date as all other Rent is paid and in addition thereto, an amount equal to the following rate per excess Site (the "Arch Rate").

               (A) For each One-Way Site: *** per month (provided the *** per month rate shall be increased to *** effective July 1, 2003 and to *** effective July 1, 2004), except if a Net Excess Watt Unit is used at a One-Way Site the rate shall be *** per month for
               Site (provided the *** per month rate shall be increased to ***
               effective July 1, 2003 and to *** effective July 1, 2004).

               (B) For each Two-Way Site: *** per month (provided the *** per month rate shall be increased to *** effective July 1, 2003 and to *** effective July 1, 2004).

          (c)  If a Site becomes a Removed Site and the Removed Site Conditions are satisfied regarding such Removed Site, then subject to and in accordance with the terms of this Section 3(c), the applicable portion of the Rent otherwise owed for such Site shall not be owed, commencing effective on the date on which such Site became a Removed Site hereunder. If a Site becomes a Removed Site as provided herein under the circumstances described in: (i) Section
               1(d), then the applicable portion of the Rent for such Removed
               Site shall be reduced in an amount equal to the greater of the
               Arch Rate, or if as a result of such removal and lack of a
               Replacement Site Lessee relocates to a Functionally Equivalent non-Lessor site, the average of the Arch Rate and the rate paid by Lessee for such non-Lessor site; (ii) in Sections 5(d)(ii),
               10(a) and 10(b), 11 or 21(a), if the Site Commitment is (A) met
               at the time, the Excess Site Rent for such Removed Site shall not be owed, or (B) not met at the time, the applicable portion of the Rent for such Removed Site shall be reduced by the Pro Rata
               Amount (defined in Section 24).

          (d)  From and after the date that is three (3) months after the
               Effective Date, if either party learns of or discovers that
               Lessee has equipment at a space on a Site hereunder or on a site elsewhere in Lessor's network, and such space or site is not then described in and subject to a Site Schedule as a Site under this
               Lease but was occupied by Lessee before the Effective Date (a
               "Discovered Site"), Lessor or Lessee, as the case may be, will provide prompt notice in writing to the other party of such
               Discovered Site, together with a description of the equipment thereon. If at such time Lessee has met the minimum Site
               Commitment, Lessee shall be required to pay rent for such
               Discovered Site to Lessor ("Discovered Site Rent") for the period beginning retroactively to the Effective Date until Lessee removes its equipment from the Discovered Site, at a monthly rate equal to (1) 75% of the Arch Rate if Lessee first notifies Lessor of the Discovered Site, or (2) 125% of the Arch Rate if Lessor
               first notifies Lessee of the Discovered Site. Within thirty (30)
               days following the date a party provides written notice hereunder of a Discovered Site, Lessee, at its option, must either remove the subject equipment and restore such Discovered Site to its original condition, normal wear, tear and Casualty excepted, or enter into a Site Schedule for such Discovered Site. If a Site
               Schedule is entered into for a Discovered Site, such site shall constitute a Site hereunder and shall be included in the
               calculation of the applicable Site Commitment.

          (e)  Lessee shall pay all amounts that are due and owing to Lessor hereunder by wire transfer or ACH credit to Lessor's account as identified by Lessor, or at Lessee's option, by Lessor ACH debit of Lessee's account as identified by Lessee, no later than the first business day of each calendar month with respect to which it is payable. If payment (including any applicable late fee) is not received when due, Lessor has the option to charge a late fee equal to 5/6% per month of the amount due, but no such late fee will apply to reasonably disputed charges.

          (f)  Lessee shall pay all sales or use taxes, fees, and assessments applicable to Rent or as a direct result of Lessee's equipment being located on or Lessee's use of the Leased Premises, but in no event shall Lessee be responsible for any local, state or federal capital levy, franchise tax, or revenue tax on profits of
               Lessor.

          (g)  As part of the consideration hereunder, throughout the term of this Lease, Lessee shall provide at no charge to Lessor, ten (10)
               two-way paging devices and related paging services in the 50,000 character/month per device (with $.0006 character/month charge for excess usage). The use of such devices will be subject to
               Lessee's standard terms and conditions.

     4.   INSTALLATION:

          (a)  Lessee shall install only the Permitted Equipment identified in the Site Schedules, and the cost of Lessee's installation, including the cost of any permits or licenses required for such operation, shall be borne solely by Lessee. Lessee shall comply with all Site rules and standards contained in Exhibit A to this
               Lease, each of which are incorporated herein by this reference.

          (b)  During installation, Lessee shall not cause interference of any kind to the activities of Lessor or other Lessees on the Site. If such interference is caused by Lessee and cannot, within ten (10)
               days after written notice from Lessor to Lessee, be reduced to levels reasonably acceptable to Lessor, then Lessee shall
               immediately halt all installation work, and Lessor may elect to terminate the applicable Site Schedule by giving Lessee ten (10)
               days written notice, but in such event, such Site will not be deemed a Functionally Equivalent Site or Replacement Site.

          (c)  The placement of any slab and/or building for Lessee's use at a
               Site must be pre-approved by Lessor, in Lessor's sole discretion, prior to installation. All pre-installation thereof shall be coordinated through the Lessor's appointed representative for said Site. No changes to the placement will be allowed without the prior written approval of Lessor, in Lessor's sole
               discretion. Lessee shall be solely liable for all expenses, permits and licenses related to installation thereof as well as the cost to enclose Lessee's equipment.

          (d)  Lessor reserves the right to require Lessee to relocate any or all of Lessee's equipment within a Site, and Lessee agrees to relocate said equipment, provided that (i) Lessor shall pay the reasonable cost of such relocations, and (ii) said relocation does not render the operations on the Site functionally
               non-equivalent to Lessee's prior operations thereon. If the parties dispute whether any such relocation renders the Site functionally non-equivalent to Lessee's prior operations thereon, and Lessor does not provide a Replacement Site accepted by
               Lessee, then such dispute shall be resolved in the manner set forth in Section 23.

          (e)  Prior to entering into a Site Schedule for a Site, upon providing
               Lessor at least two (2) business days prior notice, Lessee shall have the right to conduct reasonable tests, studies and analyses of the prospective Site in order to determine the suitability of such Site for Lessee's intended use. All such investigations shall be performed at Lessee's expense, Lessee shall restore the
               Site to its original condition (reasonable wear, tear and
               Casualty

               excepted), and Lessee shall be liable for, and shall indemnify
               Lessor against, any damages resulting from the investigations. No such investigation shall be permitted to disturb existing tenants at the Site, and any investigations Lessor and Lessee shall abide by the entry and testing terms set forth on the attached Exhibit
               D and the requirements of Section 5(c). Before any such
               investigations, Lessee and its vendors must provide Lessor evidence reasonably satisfactory to Lessor of insurance as required pursuant to the attached Exhibit B.

     5.   USES OF LEASED PREMISES:

          (a)  Lessee shall use the Leased Premises and conduct its
               communications operations in compliance with the terms of its FCC license, and all applicable laws, orders, ordinances, and
               regulations pertaining to the Leased Premises or Lessee's
               business. Lessee shall, if requested, provide Lessor with copies of all permits and FCC licenses required in connection with
               Lessee's operations on the Leased Premises.

          (b)  Lessee shall have a non-exclusive right to access the Leased
               Premises twenty-four (24) hours a day, 365 days a year for its employees, agents, or representatives as designated, subject to reasonable security restrictions and subject to the terms of applicable Prime Agreements of which Lessor has provided Lessee notice (including any payments to lessors under Prime Agreements of which Lessor has provided Lessee notice required as a result of Lessee's access, which Lessee shall bear). In accordance with procedures in Exhibit A, Lessee will be issued a key, key card, and/ or access code to unlock the gate and transmitter room for maintenance purposes. This key may not be duplicated, loaned, or transferred to any other entity. If this key or keycard is lost or the integrity of security is breached by Lessee, Lessee will bear the expense for and cost actually incurred and paid to third parties by Lessor to re-tool the locks, reprogram the security system, and provide new keys and/or keycards for all authorized persons. Lessee shall provide Lessor the name of Lessee's
               custodian of the key or keycard; should the custodian change,
               Lessee shall notify Lessor, in writing, of the new custodian's identity within three (3) business days.

          (c)  Before performing any installation or maintenance work at a Site,
               Lessee shall notify Lessor and (i) if such work involves activity on or directly about a tower on the Site, Lessee shall be
               required to obtain Lessor's consent to the work and the persons to perform the work before commencing any such work, which consent Lessor may withhold in Lessor's commercially reasonable discretion; (ii) if such work does not involve activity on or directly about a tower on the Site, Lessee shall be required to obtain Lessor's consent to the work and the persons to perform the work before commencing such work, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if such work (1) does not involve activity directly on or about a tower on the Site and constitutes only minor routine maintenance, installation, removal, modification or other permitted changes of
               Permitted Equipment, or Permitted Frequency changes that in any event do not involve activity on or directly about a tower on the
               Site, then Lessee may perform such work without Lessor's prior consent so long as Lessee provides Lessor prior notice thereof;
               or (2) is required as a result of an emergency and does not involve activity directly on or about a tower on the Site, Lessee shall only be required to use commercially reasonable efforts to provide Lessor prior notice of such work. Subject to the
               foregoing, all contractors and subcontractors of Lessee who perform any services on the Leased Premises must (i) be approved by Lessor in advance, (ii) hold all licenses necessary for the work being performed, (iii) provide evidence reasonably
               satisfactory to Lessor of insurance required pursuant to the attached Exhibit B, and (iv) provide in form acceptable to Lessor either lien waivers or releases of Lessor. All installation and maintenance work must comply with the requirements of the
               attached Exhibits A and B. Notwithstanding the foregoing, without
               Lessor's prior consent, which consent Lessor may withhold in
               Lessor's sole discretion, neither Lessee nor any of its
               representatives may

               perform any maintenance, repairs or other work with respect to any tower itself, or other Lessor property on any Site.

          (d)  (i) Lessee shall not cause interference of any kind to the operations of the Lessor (if Lessor is then using equipment on the applicable Site(s)) or other Lessees that are then-current tenants at the applicable Site(s) in excess of levels permitted by the FCC, as well as interference to consumer electronic devices and blanketing interference as defined by section 73.318 of the FCC rules. Subject to this Section 5(d), Lessee's
               equipment (including any subsequent modification or alteration thereto) shall be conducted in a manner that does not interfere electrically, or in any other manner whatsoever known at the time by Lessee with any then pre-existing use of by Lessor or other users of the on a Site that pre-exists the installation of
               Lessee's equipment at such location ("Pre-Existing Use"). In the event that any Pre-Existing Use experiences interference caused by Lessee's equipment (including any subsequent modification or alteration thereto), Lessee shall be notified in writing of such interference and Lessee shall power-down its equipment and/or cease operations in order to correct and eliminate such
               interference within seventy-two (72) hours after Lessee's receipt of such notice. If Lessee does not cease all interfering
               operation within such seventy-two (72) hour period, Lessee shall power-down the offending equipment at the applicable Site. Lessee shall have the right to test its equipment from time to time or at any time to attempt to correct the problem. If Lessee is unable to eliminate the interference, or reduce it to a level acceptable to the affected user of the Pre-Existing Use, within a period of thirty (30) days following such initial notice
               (provided that during such thirty (30) day period, Lessee may operate its equipment intermittently for testing purposes only), then Lessor may terminate the applicable Site Schedule. In the event that Lessee is notified of any interference experienced by a Pre-Existing Use on the applicable Site alleged to be caused by
               Lessee's equipment thereon, Lessee shall make commercially reasonable efforts, at Lessee's sole cost and expense, to
               eliminate such interference and shall not be released from its obligation to continue to pay its applicable rents during any testing period that Lessee cannot operate from such Site, unless and until the Site Schedule is terminated by either the Lessor or the Lessee. If Lessee is required to discontinue its operation under this Subsection 5(d)(i) due to interference with a
               Pre-Existing Use for a period of sixty (60) days, then Lessor shall have the right to terminate this Lease only as to the subject Site Schedule, but such termination shall not result in the Site being deemed a "Removed Site"

               (ii) Lessor agrees that Lessor and Lessor's customers' use of the applicable Site with respect to equipment that is installed or modified subsequent to Lessee's then-current operation of
               Lessee's equipment thereon ("Subsequent Use") will not interfere with Lessee's then-current operations. In the event that Lessee experiences interference caused by any Subsequent Use, Lessee shall notify Lessor in writing or telecopy of such interference and Lessor shall, or shall cause the operator of the interfering
               Subsequent Use to, power-down its equipment and/or cease
               operations in order to correct and eliminate such interference within seventy-two (72) hours after such Subsequent Use's receipt of such notice. If such Subsequent Use results in Lessee being unable to operate without causing such interference, or if such interference is not reduced to a level reasonably acceptable to
               Lessee, within a period of thirty (30) days (provided that during such thirty (30) day period the Subsequent Use may be operated intermittently for testing purposes only), then Lessee may terminate the applicable Site Schedule. If Lessee is required to discontinue its operation under this Section 5(d)(ii) due to interference with a Subsequent Use for a period of thirty (30)
               days, and no Replacement Site for the affected Site has by then been accepted by Lessee, then Lessee shall have the right to terminate this Lease only as to the subject Site Schedule, and such termination shall result in the Site being deemed a "Removed
               Site" provided the Removed Site Conditions are satisfied. Lessor will use commercially reasonable efforts to cause any such interfering Subsequent Use to cease any interfering operations in accordance with this Section 5.

               (iii) If harmful interference is caused in whole or in part by
               Lessee to the equipment of others not specifically designed to transmit, receive and/or use radio frequency energy, Lessee shall be obligated to reduce or eliminate such harmful interference as provided by FCC Rules Parts 22, 24, 90, and 15.

          (e)  Lessee shall cooperate with Lessor in its reasonable rescheduling of transmitting activities, reducing power, or interrupting its activities for limited periods of time in order to permit the safe installation of new equipment or new facilities at the Sites or to permit repairs to facilities of any user of the Sites or to the Sites or related facilities.

          (f)  Lessor makes no guaranty or warranty, including any implied warranty of merchantability or fitness for a particular use.

          (g)  Lessee may only operate Permitted Frequencies (defined below) at
               Sites under this Lease. Upon prior written notice received by
               Lessor not less than the greater of five (5) business days or the advance notice contained in Lessor's underlying Prime Agreement plus three (3) business days (provided that Lessor has provided
               Lessee with the relevant provisions of the underlying Prime
               Agreement), subject to the other terms and conditions of this
               Lease and the terms of applicable Prime Agreements, so long as the Site Frequency Change Conditions (defined below) are
               satisfied, Lessee shall be permitted to add and operate
               additional frequencies, and/or change the frequencies, operating on its telecommunications equipment located on a Site. Lessee shall be permitted to do the foregoing for no additional Rent for so long as the Site Frequency Change Conditions are satisfied. If the Site Frequency Change Conditions are not satisfied, then
               Lessee must obtain Lessor's prior written consent to consummate such change, which consent may be withheld in Lessor's sole discretion. If Lessor approves any such change, the applicable
               Site Schedules (including the appropriate Rent for such Site)
               shall be amended a appropriate. Whether or not operating on FCC authorized paging channels as defined in the "Permitted
               Equipment" definition herein, Lessee agrees that its operations on all such frequencies will have the characteristics of the defined "One-Way Site" and/or "Two-Way Site" hereunder.

          (h)  If after the Effective Date Lessee proposes that a New Link
               Transmitter Unit (defined below) be included on a Site , Lessee shall pay to Lessor for each such New Link Transmitter Unit an amount equal to *** per month. Such amount shall not be owed with respect to Existing Link Transmitter Units (defined below). Such amount shall be the only rent payable for a Site that consists exclusively of a New Link Transmitter Unit. For Sites that consist of a New Link Transmitter Unit together with a One-Way
               Site or a Two-Way Site, such amount shall be payable in addition to the rent otherwise payable for such One-Way Site or Two-Way
               Site. For the purpose of determining whether the Site Commitment is met, an Existing Link Transmitter Unit shall constitute a
               'Site' under this Lease, but a New Link Transmitter Unit shall not constitute a "Site" under this Lease. Therefore, if an
               Existing Link Transmitter Unit is used by Lessee (i) independent of a One-Way Site or a Two-Way Site, it will be deemed one (1)
               Site, (ii) in connection with a One-Way Site, the Link
               Transmitter Unit and the One-Way Site together will be deemed two
               (2) Sites, or (iii) in connection with a Two-Way Site, the Link
               Transmitter Unit and the Two-Way Site together will be deemed three (3) Sites.

          (i)  Lessee shall pay Lessor an additional *** per month for the aggregate amount of Net Excess Watt Units (defined below) that exist during each month, in addition to all Rent obligations.
               Lessee shall provide Lessor prior written notice of Lessee's use of an Excess Watt Unit at any Site, except in the case of Excess
               Watt Units located as of the Effective Date on Existing Sites.

          (j)  Lessee shall not install, use or operate any Site under this
               Lease except as a One-Way Site or a Two-Way Site.

                                       10

          (k)  Except for Permitted Equipment, Lessee may not load equipment at a Site without Lessor's express prior written consent, which consent may be withheld in Lessor's sole discretion. If Lessee loads any equipment without a required consent from Lessor,
               Lessee shall be in breach with respect to such Site.
               Notwithstanding the restriction in the "Two-Way Site" definition to a single transmitter, Lessee shall be permitted to have, on up to 185 Existing Sites as of the Effective Date, up to two (2)
               transmitters thereon, provided such transmitters are located within existing cabinets on such Sites as of the Effective Date and provided Lessee pays Lessor in addition to all other amounts owed for such Sites an amount equal to *** per month for each such additional transmitter on such Existing Sites.
               Notwithstanding the foregoing, Lessee shall not be permitted to have more than two (2) transmitters on a Site.

     6.   UTILITIES: Lessee shall pay all installation costs for electrical power feeds and phone lines to its equipment. Lessee shall pay for all
          Lessee's electrical power usage at Existing Sites for which Lessor is not already responsible for the payment of under a Prior Lease
          (defined below), either directly to the utility company or as a reimbursement to Lessor. Lessor shall pay for the actual costs of
          Lessee's electrical power usage at all other Sites. In no event will
          Lessor pay for any telephone or other utility charges or costs of
          Lessee or related to Lessee's operation at Sites hereunder.

     7.   INSURANCE:

          (a)  Insurance requirements for Lessee and Lessee's contractors are contained in Exhibit B attached hereto and incorporated herein by this reference.

          (b)  Lessor and Lessee release each other, and their respective principals, employees, representatives and agents, from any claims for damage to any person or to the Leased Premises, the
               Sites and any improvements thereon, that are caused by, or result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage and any risks which would be covered by the insurance which such party is required to carry hereunder. Each party will cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party in connection with any damage covered by any policy.

     8.   MAINTENANCE OF SITE:

          (a)  Lessor shall maintain the Sites in good repair, ordinary wear, tear and Casualty excepted, and, to the extent applicable as determined by Lessor, in compliance with applicable sections of
               FAA regulations, and Part 17 of FCC regulations pertaining to lighting, marking, inspection, and maintenance. In cases where such FCC regulations require the painting of Lessee's feedlines,
               Lessee hereby consents to such painting.

          (b)  Lessee shall maintain its equipment in accordance with standards of good engineering practice to assure that it conforms with the site standards identified in Exhibit A which standards are attached hereto and incorporated herein by this reference, and shall surrender possession of the Leased Premises to Lessor in the same condition they were at the commencement of this Lease, ordinary wear, tear and Casualty excepted. Lessee shall place at the Leased Premises such signs as may be required by applicable federal, state, or local law with respect to Lessee's equipment.

          (c)  All radio frequency emission ("RFE") analyses whether conducted by Lessor or Lessee will comply with guidelines and procedures for evaluating environmental effects of RF emissions on or from the applicable Site, in strict compliance with FCC OET Bulletin
               65, entitled Evaluating Compliance with FCC Guidelines for Human
               Exposure to Radio frequency Electromagnetic Fields, Edition
               97-01, released August 1997 ("OET Bulletin

                                       11

               65"), and all existing and future laws, rules, and regulations related thereto (collectively, "EMF Rules"). Lessor agrees to make available to Lessee such information, reports and data if and to the extent prepared by Lessor in connection with radio frequency emission analyses (RFE Analyses) related to Sites. Such information, if any, may include, without limitation, RFE
               software simulation analyses, reports of on site FIFE measurement survey results, and the Health and Safety plan for the Site, including identification of access limitations and signage required to control access to areas where Maximum Permissible
               Exposures (MPE) are exceeded for the relevant standards, whether such RFE Analyses were performed by Lessor or by a reliable third party. If Lessor is unable to, or otherwise does not, provide RFE
               Analyses for a Site, Lessee may prepare an analysis at its sole expense. In such cases, Lessor agrees to provide, to the extent available, any relevant information it may have relating to the preparation of the analysis, and will cooperate with regard to scheduling and third-party site user notification(s).

               Notwithstanding the foregoing, Lessor and Lessee agree that
               Lessee installations meeting the following minimum criteria shall not require RFE analysis unless otherwise mandated by a
               governmental authority having jurisdiction:

               (i) One-Way or Two-Way Site having all antenna(s) mounted at least 100 feet above any area subject to public or transitory use; or

               (ii) Radio frequency energy attributed to Lessee's
               installation(s) on the Site can be calculated to be within FCC specified safe limits (using the procedures outlined in FCC
               Bulletin OET-65, as revised);

               (iii) Installations that are categorically excluded from the requirement to meet RFE requirements per the governmental agency having jurisdiction.

     9.   ALTERATION BY LESSEE:

          (a)  Lessee may not make improvements or alterations to any Site, tower, building, or any other portion of the Leased Premises without the express written permission of Lessor, in Lessor's sole discretion. Any such improvements that are approved by
               Lessor and thereafter made by Lessee shall at Lessor's option become the property of Lessor upon termination or expiration of this Lease, but the foregoing will not limit Lessor's right to require removal of such equipment upon termination or expiration.

          (b)  Subject to the installation, use and other restrictions set forth in this Lease or any Prime Agreement, upon providing Lessor ten
               (10) days prior written notice (but such prior notice shall not be required for changes and alterations consisting of Permitted
               Equipment), Lessee may make changes and alterations in its equipment provided that (i) such changes or alterations conform with standards of good engineering practice and the provisions of
               Section 5, (ii) plans and specifications are first submitted to and approved in writing by Lessor, which approval shall not be unreasonably withheld, and (iii) any proposed changes or
               alterations do not increase the "wind loading" (per EIA Standard
               RS-22F or as revised) or stress of the applicable tower or require Lessee's use or occupancy of any additional space at the subject Site. At Lessor's request, Lessee will provide an
               independent professional analysis of "wind loading" and stress to determine any changes that equipment replacements or alterations would cause.

     10.  SITE DAMAGE; DAMAGE TO LESSEE'S EQUIPMENT:

          (a)  If a Site is fully or partially destroyed or damaged, Lessor, at its option, may elect to terminate the Lease with respect to such
               Site, or Lessor may relocate Lessee to another site in Lessor's network, upon ten (10) days written notice to the Lessee.
               However, if as a

                                       12

               result of such damage or destruction Lessee is unable to conduct its operations on such Site in a manner that is functionally equivalent to Lessee's operations before such event, and the
               Removed Site Conditions have been satisfied and the damage or destruction occurred through no fault of Lessee, then such Site will be deemed a "Removed Site."

          (b)  Lessor, at its option, may elect to repair or rebuild the Site, in which case, this Lease including the applicable Site Schedule shall remain in force with respect to such Site. If
               reconstruction or repair cannot reasonably be undertaken without dismantling Lessee's antenna, then Lessor may remove Lessee's antenna and interrupt Lessee's operations, thereafter replacing the antenna as soon as reasonably possible, but in no event later than ten (10) days after such dismantling, following which if such Site is not fully operational to Lessee's reasonable
               satisfaction in a manner that is functionally equivalent to
               Lessee's operations before such event, Lessor shall use
               reasonable efforts to identify a suitable Replacement Site for the affected Site, and if no Replacement Site has been accepted by Lessee within fifteen (15) days (which period may be extended by mutual agreement of the parties) after expiration of such ten
               (10) day period, and the Removed Site Conditions have been satisfied, then Lessee may designate such site as a "Removed
               Site."

          (c)  Under no circumstances whatsoever shall Lessor be responsible for damage to or loss of Lessee's equipment, or for financial loss due to business interruption.

          (d)  Lessor shall incur no liability to Lessee for failure to furnish space and/or electrical power if prevented by war, fires,
               accidents, labor strikes, acts of God, or other causes beyond its reasonable control.

     11.  EMINENT DOMAIN: If the land or Leased Premises upon which a tower, foundation, or building is located are acquired or condemned under the power of eminent domain, whether by public authority, public utility, or otherwise, and as a result thereof Lessee is unable to conduct its operations on such Site in a manner that is functionally equivalent to
          Lessee's operations before such event, Lessee shall notify Lessor thereof. Lessor shall use reasonable efforts to identify a suitable
          Replacement Site for the affected Site, and if no Replacement Site has been accepted by Lessee within fifteen (15) days (which period may be extended by mutual agreement of the parties) after receipt of notice from Lessee, and at the time of such event the Removed Site Conditions have been satisfied, then the Site shall be deemed a "Removed Site".

     12.  INDEMNIFICATIONS:

          (a)  Lessee shall indemnify, hold harmless, and defend Lessor for and against any and all liabilities, claims, demands, suits, damages, actions, recoveries, judgments, and expenses (including court costs, reasonable attorneys' fees, and costs of investigation)
               resulting from injury to or death of any person or any damage to property, or loss of revenues due to any breach of this Lease or any Site Schedule by Lessee, or any negligent act or omission, or willful misconduct of Lessee or its contractors, subcontractors, agents, or representatives occurring in or around the Leased
               Premises, except to the extent such liabilities are directly caused by the willful misconduct or gross negligence of Lessor.

          (b)  Lessor shall indemnify, hold harmless, and defend Lessee for and against any and all liabilities, claims, demands, suits, damages, actions, recoveries, judgments, and expenses (including court costs, reasonable attorneys' fees, and costs of investigation)
               resulting from injury to or death of any person or any damage to property, or loss of revenues due to any breach of this Lease or any Site Schedule by Lessor, or any negligent act or omission, or willful misconduct, of Lessor or its contractors, subcontractors, agents, or representatives occurring in or around the Leased
               Premises, except to the extent such liabilities are directly caused by the willful misconduct or gross negligence of Lessee.

                                       13

          (c)  NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION OF THIS
               LEASE OR ANY SITE SCHEDULE TO THE CONTRARY IN NO EVENT SHALL
               EITHER PARTY BE RESPONSIBLE FOR, OR LIABLE FOR ANY LOSS, COST,
               DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE
               OF INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH
               ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE
               IN ANY WAY CONNECTED TO THE PERFORMANCE OF OBLIGATIONS HEREUNDER.

     13.  SUBLETTING; ASSIGNMENT; SUCCESSION:

          (a)  Lessee shall not assign this Lease or any Site Schedule in whole or in part, or sublet or permit the Leased Premises or any part thereof to be used by others without the express written approval of Lessor in its sole discretion; and Lessee shall not mortgage or encumber this Lease without the express written approval of
               Lessor, which consent shall not be unreasonably withheld or delayed. No assignment, sublease or authorized use by others shall relieve Lessee of its obligations under this Lease. Lessor may assign, mortgage, or encumber its rights under this Lease at any time. Notwithstanding the foregoing, (i) Lessee may assign this Lease and all Site Schedules to any person or entity that
               Lessor in its sole discretion deems to be financially acceptable, and (ii) Lessee shall have the right, without Lessor's prior consent, whether written or oral, to assign its rights and obligations under (A) this Lease and all Site Schedules to any affiliate or successor in interest (by whatever means) to
               substantially all of the assets of Lessee, and (B) individual
               Site Schedules to any affiliate of Lessee, so long as in either case the assignee assumes all liabilities and obligations under this Lease and the Site Schedules. In no such event shall Lessee be relieved of any liability or obligations under this Lease or any Site Schedules.

          (b)  If Lessee becomes a successor in interest to occupancy rights in sites owned or operated by Lessor ("Lessee Acquisition"), or if
               Lessor becomes successor in interest to any sites upon which
               Lessee is then-currently leasing ("Lessor Acquisition"), pursuant to a lease between Lessee or Lessor, as applicable, and the respective tenant or landlord, as applicable (an "Acquired
               Lease") then all of the Sites subject to such Acquired Lease
               ("Acquired Sites") shall be come "Sites" subject to and leased under this Lease. However, notwithstanding anything to the contrary set forth in this Lease, in no such event shall Acquired
               Sites be included in the calculation of or otherwise counted toward the Site Commitment, and in no event shall the rental obligation for Acquired Sites be covered by the Base Rent or
               Monthly Reservation Fee. In connection with any Lessee
               Acquisition or Lessor Acquisition:

               (i) To the extent any Acquired Site does not on the date of such acquisition comply materially with the non-monetary provisions of this Lease, Lessee shall bring such Acquired Site into material compliance with this Lease, and any failure of Lessee to do so will constitute a breach of this Lease as to the applicable
               Acquired Site only;

               (ii) the Acquired Lease shall be incorporated into and made subject to this Lease; and

               (iii) the rent for Acquired Sites shall be the Acquired Site
               Rent, which shall be owed, in addition to the Base Rent and
               Monthly Reservation Fee. The Acquired Site Rent shall be
               increased by three percent (3%) per annum for each Acquired Site as of each anniversary date of the acquisition of such Acquired
               Site.

               Such Acquired Site Rent shall be owed by Lessee for the Acquired
               Sites in addition to the Base Rent and Monthly Reservation Fee, regardless of whether or not Lessee has met the Site Commitment.
               In any such event, a new Site Schedule will be executed and incorporated into this Lease for each Acquired Site. Neither
               Lessor nor Lessee will

                                       14

               unreasonably withhold or delay its consent, if such consent is required, to any such acquisition or other transaction in which
               Lessor or Lessee succeeds to interest(s) in Acquired Leases and
               Acquired Sites.

          (c)  Notwithstanding the provisions of Section 13(b)(iii) and
               13(b)(iv) above, if there exists a reasonable dispute regarding any Acquired Site Rent or Base Acquired Site Rent, such dispute shall be resolved as set forth in Section 23, and during the pendency of any such dispute, Lessee shall only be obligated to pay 85% of the Arch Rate for such Acquired Site. Upon resolution of such dispute, if the rent actually owed (i) exceeds the amount paid pursuant to this Subsection 13(c), Lessee shall pay to
               Lessor the balance owed within 30 days of such resolution; or
               (ii) is less than the amount paid pursuant to this Subsection
               13(c), Lessor shall refund to Lessee the overpayment, within 30 days of such resolution.

     14.  DEFAULT:

          (a)  Monetary Default: A party shall be in default hereunder if it fails to make any payment within ten (10) days of date due and does not cure such non-payment within five (5) days after a non-defaulting party provides the defaulting party written notice thereof.

          (b)  Non-Monetary Default: A party shall be in default hereunder if it fails to comply with any other term of this Lease or any Site
               Schedule and does not cure such other failure within thirty (30)
               days after a non-defaulting party provides the defaulting party with written notice thereof; provided however, that if any such non-monetary default is not capable of being cured within the requisite period of time, then so long as the party charged with the default has diligently pursued such cure of the default within the prescribed period, such party shall be given the necessary time to cure the default, such time not to exceed ninety (90) days, unless a shorter period is expressly required under the terms of this Lease.

          (c)  Certain Lessor Remedies: If subsequent to the foregoing requisite periods of time as applicable, there continues to be an event of default, Lessor may exercise any or all of the following
               remedies, in addition to all other remedies available to Lessor under this Lease or otherwise provided at law or in equity:

               (i) terminate this Lease and all Site Schedules and declare the entire balance of all forms of Rent (other than any reasonably disputed Excess Site Rent) due under this Lease for the remainder of the term to be immediately due and payable, in which event
               Lessee shall promptly surrender possession of the Leased
               Premises, and Lessee shall be liable for all past due amounts under this Lease, plus the amount of the Rent and other benefits that Lessor would have received for the remainder of the current term of the Lease; however, if at such time Lessee has met the
               Site Commitment and paid all Rent other than the reasonably disputed Excess Site Rent then due, then Lessor may terminate, accelerate and/or seek damages only with respect to (1) those
               Site Schedules for which there is any default, whether for failure to pay Excess Site Rent or otherwise, and (2) a number of additional Site Schedules, chosen by Lessor in its sole
               discretion (including without limitation Sites included in the
               Site Commitment that are paid for by the Base Rent and Monthly
               Reservation Fee and are not excess Sites), in an amount equal to the number of Sites for which there is any default, whether for failure to pay Excess Site Rent or otherwise;

               (ii) advance or otherwise pay any cost or expense to remedy a
               Lessee breach, in which event Lessee shall repay such amount to
               Lessor within ten (10) days after notice from Lessor (provided that Lessor shall first be required to provide in addition to the notices provided for in Section 14(a) and 14(b), five (5)
               business days notice to Lessee of Lessor's intent to undertake to remedy Lessee's breach), and/or

                                       15

               (iii) re-let the Leased Premises on such terms as Lessor
               reasonably deems appropriate, and in such event Lessee will remain liable for all Rent hereunder, less the net proceeds, if any, of any reletting by Lessor, after deducting all Lessor's expenses in connection with such reletting.

          (d)  Mutual Remedies. The defaulting party shall be liable for all expenses, including reasonable attorneys' fees and costs,
               incurred by a non-defaulting party in connection with any action to enforce the terms of this Lease, or in connection with any action for the recovery of the Leased Premises itself. If
               subsequent to the time period specified in Section 14(a) or 14(b)
               as applicable there continues to be an event of default, subject to the terms of Section 23, any suit or suits for the recovery of the amounts and damages owed hereunder may be brought by a non-defaulting party, from time to time, at such party's
               election, and nothing in this Lease will be deemed to require such party to await the date upon which this Lease or the term would have expired had there occurred no event of default.

          (e)  Additional Remedies. Upon the occurrence of any Lessee default that is not cured Lessor may, subject to the terms of Sections
               14(a) and (b) and Section 23: (i) enter upon the affected Site(s)
               without being liable for prosecution or any claims of damages of such entry, and do whatever Lessee is obligated to do under the terms of this Lease or any individual Site Schedule to correct the default, (ii) remove any or all of Lessee's equipment
               therefrom at the expense of Lessee, or (iii) disconnect Lessee's equipment. Notwithstanding the foregoing, if Lessor in its sole discretion determines there exists an emergency with respect to any Site, Lessor may enter upon the affected Site without being required to first provide Lessee any notice thereof or
               opportunity to cure. In such event, Lessor will provide Lessee notice thereof as soon as is reasonably practical under the circumstances. All costs in exercising such remedies (including the costs of any repairs required due to such removal) pursuant to this Section shall be at the expense of Lessee, which costs shall be reimbursed to Lessor upon receipt of an invoice(s).
               Lessee agrees to reimburse Lessor on demand for any expenses that
               Lessor may incur in effecting compliance with Lessee's
               obligations hereunder or any Site Schedule in this manner, and
               Lessee further agrees that Lessor shall not be liable for any damages resulting from such action (other than with respect to
               Lessor's gross negligence or willful misconduct). No action by
               Lessor pursuant to this Section shall be construed as an election on Lessor's part to terminate any individual Site Schedule, unless a written notice of such intention is given to Lessee, and
               Lessee's obligation to pay any sums payable hereunder shall not be terminated or suspended.

          (f)  Relocation Allowance and Reconciliation Offset. If Lessor fails to pay any undisputed part of the Relocation Allowance within the thirty (30) day period specified in Section 1(f), or any amount owed by Lessor pursuant to Section 13(c)(ii), and fails again to pay such amount within thirty (30) days after notice from Lessee indicating Lessee's intent to exercise its offset right
               hereunder, then Lessee may offset against the Rent otherwise payable hereunder the owed but unpaid undisputed portion of the
               Relocation Allowance or Section 13(c)(ii) reconciliation amount, as applicable.

     15.  CERTAIN REMEDIES: The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto. Should a non-defaulting party permit a continuing default by a defaulting party under this Lease or any Site Schedule, the obligations of the defaulting party shall continue, and such permissive default shall not be construed as a renewal of the term hereof nor as a waiver of any of the rights of the non-defaulting party or obligations of the defaulting party hereunder. In addition to the other remedies in this Lease, and anything contained herein to the contrary notwithstanding, the non-defaulting party shall be entitled to specific performance or injunctive relief of any violation or attempted or threatened violation of this Lease by the defaulting party without the necessity to post a bond.

                                       16

     16.  REMOVAL OF LESSEE'S EQUIPMENT: After termination or expiration of this
          Lease, Lessee shall have thirty (30) days to remove its equipment, at
          Lessee's expense, and so long as Lessee's equipment remains on the applicable Site, Lessee shall pay Lessor a hold-over fee as specified in Section 2(b); provided, however, that if the month-to-month tenancy described in Section 2(b) is in effect after expiration, the thirty
          (30) day period for Lessee's removal of equipment shall not begin to run until the termination of such month-to-month tenancy. After the thirty (30) day period, Lessor shall have the right (but not the obligation) to disconnect and remove Lessee's equipment from said
          Site, and in such event Lessee shall pay Lessor upon demand 125% of the disconnection, removal and storage expenses incurred by or on behalf of Lessor.

     17.  SUBORDINATION: This Lease is and shall be subject and subordinate to all mortgages that may now or hereafter affect the Leased Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided, however, that so long as Lessee is not in default of any of its material obligations under this Lease,
          Lessee's quiet enjoyment thereunder shall not be disturbed by any purchaser of the applicable Leased Premises at foreclosure. This subordination shall be self-operative and no further instrument of subordination shall be required from Lessee. However, upon written request from Lessor, Lessee shall execute a certificate confirming such subordination.

     18.  LIENS: Lessee shall not suffer or permit any liens to stand against the Leased Premises, Sites or any part thereof by reason of any work, labor, service, or materials done for, or supplied for, or supplied to or claimed to have been done for, or supplied to, Lessee or anyone through or under Lessee ("Mechanics' Liens"). If any Mechanics' Lien shall at any time be filed against the Leased Premises or any Site,
          Lessee shall cause it to be discharged of record within thirty (30)
          days after the date Lessee receives notice from any party that the lien has been filed, by either payment, deposit, or bond. If Lessee fails to discharge any such Mechanics' Lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, procure the discharge of the Mechanics'
          Lien by either payment of the amount claimed, or deposit or bond. All amounts incurred by Lessor, including reasonable attorneys' fees, in procuring the discharge of such Mechanics' Lien, together with interest thereon at 10% per annum from the date of incurrence, shall become due and payable immediately by Lessee to Lessor.

     19.  ESTOPPEL CERTIFICATES: At any time, but not with less than fifteen
          (15) days prior notice, Lessee shall execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which Rent and other charges, if any, have been paid in advance, and such other information as may be reasonably requested.

     20.  COMPLIANCE: Lessee agrees that Lessee will at all times comply with all applicable statutes, laws, ordinances, rules and judicial and administrative orders, whether now or hereafter existing, of all federal, state and local governmental authorities including without limitation those applicable to Lessee's equipment and the
          electromagnetic energy emitted from such equipment and including without limitation, regulations of the Federal Communications
          Commission, the Environmental Protection Agency, and the Occupational
          Safety and Health Administration. Lessor will not enforce against
          Lessee any governmental or legal compliance requirement with respect to a Site if Lessor does not uniformly enforce such requirement against all of the lessees at the subject location to the extent applicable to such lessees.

     21.  PRIME AGREEMENTS:

          (a)  Lessee acknowledges that Lessor's interest in and to any Site, and the access to such Site, may be subject to, or otherwise governed by, the terms and conditions of a third party lease, license, management or other similar agreement between a third party and Lessor (the "Prime Agreement"). Upon request by Lessee,
               Lessor will, to the extent not

                                       17

               restricted by an applicable confidentiality obligation, provide
               Lessee with copies of relevant portions of the subject Prime
               Agreements. Lessee hereby acknowledges that the terms,
               conditions, provisions, and obligations of this Lease and any
               Site Schedule, as they pertain to any Site affected by a Prime
               Agreement, shall be subject and subordinate to such Prime
               Agreement, and in the event of any conflict between the terms of such Prime Agreement and this Lease or any applicable Site
               Schedule, the terms of the Prime Agreement shall control. In the event of the termination of such Prime Agreement for any reason, the Site Schedules, pertaining to such Site(s) affected by the
               Prime Agreement shall automatically terminate, and Lessor shall use reasonable efforts to identify a suitable Replacement Site for the affected Site, and if no Replacement Site has been accepted by Lessee within fifteen (15) days after termination of the affected Site, and if the Removed Site Conditions are
               satisfied, then such affected Site(s) shall be deemed Removed
               Site(s).

          (b)  Lessee shall not knowingly do, attempt, permit or suffer anything to be done on a Site which results in a breach of a Prime
               Agreement, and at the written request of Lessee, Lessor will furnish Lessee with a summary of any restrictions (which summary may consist of redacted portions of the Prime Agreement)
               contained in said Prime Agreement ("Information") upon request, provided that (i) such Information is not confidential; and (ii)
               Lessee agrees that such Information shall be used for the sole purpose of enabling Lessee to perform its obligations regarding the Site. In performing its obligations under this Lease and each
               Site Schedule, Lessee will (A) limit dissemination of, and access to, the Information to Lessee's employees, agents or
               professionals who need to use the Information for the purpose of determining whether the Site is suitable for Lessee's purposes,
               (B) not disclose the Information to any third party, (C) not use the Information for any purpose other than the purposes allowed by this Section 21(b), and (D) take appropriate action, by instruction, agreement, or otherwise with any employees or agents of Lessee, such that Lessee fully performs its duties and
               obligations under this Section 21(b). In the event Lessor
               discloses Information to Lessee with respect to a Site for which
               Lessor paid Lessee a portion of the Relocation Allowance during the third year of the term hereof, Lessee covenants and warrants that for a period of one (1) year after expiration of the
               applicable Site Schedule, it will not enter into a lease,
               license, agreement or contract with such landlord/owner for purposes similar to those set forth herein for as long as Lessor has a Prime Agreement with such landlord/owner, unless Lessee refunds to Lessor the portion of the Relocation Allowance paid to
               Lessee with respect to such Site.

     22.  ENVIRONMENTAL:

          (a)  Lessee represents, warrants, and covenants to Lessor that Lessee at no time during the term of this Lease shall use or permit the use, generation, storage, treatment, or disposal of any hazardous substance, material, chemical, or waste on the Sites in violation of any Environmental Regulations (as such term is defined in
               Section 22(c) below). Lessee and Lessor also agree that Lessee's use of the Leased Premises will not involve the subsurface, except for those Sites where the placement of a foundation is required for Lessee's equipment and/or facilities.

          (b)  Lessee shall indemnify, hold harmless and defend Lessor from any against any and all liability, loss, damage or expense (including reasonable attorney's fees, court costs and cleanup costs, if any) incurred by Lessor in connection with any claim, demand or suit for damages, injunction or other relief to the extent caused by, arising out of or resulting from (i) any breach of Lessee's representations and warranties contained in this Section 22, (ii)
               the generation, storage, use, handling, discharge, release or disposal of hazardous substances, chemicals, materials or waste, as those terms are defend under applicable Environmental
               Regulations, at the Leased Premises, caused solely by the acts or omissions of Lessee, or its agents, representatives, or
               contractors, or (ii) Lessee's failure

                                       18

               to provide all required information, make all required
               submissions and take all actions required by Environmental
               Regulations.

          (c)  For the purposes of this clause, the term "Environmental
               Regulations" shall mean any law, statute, regulation, order or rule now or hereafter promulgated by any Governmental Authority, whether local, state or federal, relating to air pollution, water pollution, noise control and/or transporting, storing, handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as same may be amended form time to time, including without limitation the following: (i) the Clean
               Air Act (42 U.S.C. ss. 7401 et seq.); (ii) Marine Protection,
               Research and Sanctuaries Act (33 U.S.C. ss. 14011445); (iii) the
               Clean Water Act (33 U.S.C. ss. 1251 et seq.); (iv) Resource
               Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984 (42 U.S.C. ss. 6901 et seq.);
               (iv) Comprehensive Environmental Response Compensation and
               Liability Act, as amended by the Superfund Amendments and
               Reauthorization Act of 1986 (42 U.S.C. ss. 6901 et seq.); (v)
               Comprehensive Environmental Response Compensation and Liability
               Act, as amended by the Superfund Amendments and Reauthorization
               Act of 1986 (42 U.S.C. ss. 9601 et seq.); (vi) Toxic Substances
               Control Act (15 U.S.C. ss. 2601 et seq.); (vii) the Federal
               Insecticide, Fungicide and Rodenticide Act as amended (7 U.S.C.
               ss. 135 et seq.); (viii) the Safe Drinking Water Act (42 U.S.C.
               ss. 300 (f) et seq.); (ix) Occupational Health and Safety Act (29
               U.S.C. ss. 651 et seq.); (x) the Hazardous Liquid Pipeline Safety
               Act (49 U.S.C. ss. 2001 et seq.); (xi) the Hazardous Materials
               Transportation Act (49 U.S.C. ss. 1801 et seq.); (xii) the Noise
               Control Act of 1972 (42 U.S.C. ss. 4901 et seq.); (xiii)
               Emergency Planning and Community Right to Know Act (42 U.S.C. ss.
               ss. 11001-11050); and (xiv) the National Environmental Policy Act
               (42 U.S.C. ss. 4321-4347).

          (d)  The terms of this Section 22 shall survive the expiration or sooner termination of this Lease and the termination of any applicable Site Schedule, until expiration of the applicable statutes of limitation.

     23.  MEDIATION: Lessor and Lessee shall attempt to settle any claim or controversy arising out of this Lease or any Site Schedule through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, then the dispute shall first be submitted to a mutually-acceptable neutral mediator for mediation, for a period of at least thirty (30) days. If the parties cannot agree upon a mediator within five (5) days of best efforts, the parties will ask J.A.M.S./Endispute to appoint a mediator. Lessee shall remain obligated to pay all Rent during the pendency of any mediation hereunder, except if any dispute subject to mediation hereunder relates to the amount of Rent owed as a result of Removed Sites or
          Acquired Sites, then Lessee shall only be obligated to pay the Base
          Rent, the Monthly Reservation Fee, and Acquired Site Rent due under
          Section 13(c), plus if the Site Commitment is then met, the amount of
          Excess Site Rent determined by the Administrative Managers as of the date most recently preceding the date that written notice of a dispute and request for mediation is provided hereunder. Lessor will not interrupt or terminate service to any Site so long as, and to the extent that, all undisputed Rent as provided for in this Section 23 is timely paid to Lessor. If such amount is not timely paid, Lessor will have the right to terminate this Lease and exercise all other rights and remedies available to it hereunder or otherwise available in law or equity. The cost of mediation or any other alternate dispute resolution agreed upon by both parties shall be shared equally by
          Lessor and Lessee. Any dispute which cannot be so resolved between the parties within thirty (30) days of the date of the initial demand by either party for such mediation may, unless mutually agreed otherwise by the parties, be determined by a court of competent jurisdiction.
          The use of such a procedures shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. Nothing in this Section 23 shall prevent either party from resorting to judicial proceedings or to seek other remedies in a court of equity if (a) good faith efforts to resolve a dispute under these procedures have been unsuccessful, or (b) interim resort to a court is necessary to prevent serious and irreparable injury to a party or to others.

                                       19

     24.  DEFINITIONS: Certain terms used in this Lease have the following meanings:

          "Acquired Site Rent" means, with respect to an Acquired Site, the following: (i) for so long as Lessee has not terminated such Acquired
          Site pursuant to Section 1(k) hereof, an amount equal to the Base
          Acquired Site Rent, and (ii) if Lessee has terminated such Acquired
          Site pursuant to Section 1(k) hereof, (A) 80% of the Base Acquired
          Site Rent throughout the first year following the date of such termination, (B) 50% of the Base Acquired Site Rent throughout the second year following the date of such termination, and (C) 40% of the
          Base Acquired Site Rent throughout the third year following the date of such termination.

          Notwithstanding the foregoing, no discount provided for in Subsection
          (ii)(A), (B), or (C) above shall commence until Lessee has removed its equipment from the subject Acquired Site.

          "Administrative Manager(s)" means the administrative managers appointed from time to time by Lessor and Lessee pursuant to Section
          1(h). Lessor's initial Administrative Manager shall be Pinnacle Towers
          Inc. and Lessee's initial Administrative Manager shall be Arch
          Wireless Holdings, Inc.

          "Available" or "Availability" means that in Lessor's reasonable determination a site is available for lease to Lessee hereunder, and that such site is suitable for the equipment Lessee intends to install and operate thereon. It shall be deemed to be a reasonable determination that a Site is not available if Lessor is actively negotiating with another prospective Lessee for the subject Site;
          provided however, that if Lessor does not, within fourteen (14) days after such site is first identified by Lessee to Lessor as a potential
          Replacement Site hereunder, enter into a lease of such Site with such other prospective lessee, then so long as the other elements of this definition are satisfied, such Site shall thereafter be deemed to be
          "Available".

          "Base Acquired Site Rent" means, with respect to an Acquired Site, the lesser of (a) 85% of the rent payable by Lessee or its predecessor in interest under the Acquired Lease before the applicable Lessor
          Acquisition or Lessee Acquisition, and (b) the Arch Rate as set forth in Section 3(b).

          "Casualty" means any casualty not directly caused by or attributable to Lessee, its agents or representatives.

          "Court" means the United States Bankruptcy Court, District of
          Massachusetts (Western Division).

          "Effective Date" means the later of the date of (a) the date the Court approves this Lease and grants Lessee authority to enter into this
          Lease pursuant to an order that is final and non-appealable, (b)
          execution and delivery of this Lease by all parties; and (c) Lessee has paid Lessor the amount of *********** (i) for the month in which the conditions specified in Subsections (a) and (b) above are satisfied (which payment shall satisfy all Rent obligations under this
          Lease for the month in which the Effective Date occurs), and (ii) if such conditions are not satisfied by May 31, 2002, for each month thereafter until such conditions are satisfied, but in any event if such conditions are not satisfied on or before August 31, 2002, this
          Lease shall not become effective.

          "Excess Watt Unit" means a One-Way Site having equipment that is capable of operating in excess of the 0-250 watt range.

          "Existing Link Transmitter Unit" means a Link Transmitter Unit located on an Existing Site as of the Effective Date.

                                       20

          "Existing Microwave Unit" means the following kind of microwave unit located on the Existing Sites as of the Effective Date: a small diameter terrestrial microwave dish fed with an appropriately sized coaxial or waveguide transmission cable for the operating frequency of the microwave transceiver.

          "Existing Site" means any Site in Lessor's portfolio as of Effective
          Date that Lessee leased from Lessor at such time under a Prior Lease, is occupied by Lessee and described on a Site Schedule hereto, but shall not include any Discovered Site

          "Functionally Equivalent" means a Site that is reasonably deemed by
          Lessee to be the functional equivalent of a Site to be removed under any of Sections 1(d), 5(d)(ii), 10(a), 10(b), 11 or 21(a).

          "Hot Standby Unit" means a second transmitter within a Link
          Transmitter Unit cabinet resulting in a redundant and failsafe Link
          Transmitter Unit capability. Such additional transmitter is permitted its own antenna connections as set forth in the definition of "Link
          Transmitter Unit." A Hot Standby Unit cannot exist independently of a
          Link Transmitter Unit.

          "Link Transmitter Unit" means the following equipment for paging communications purposes:

          (1) a single transmitter and optional Hot Standby transmitter, authorized to operate on any one or more FCC allocated paging link frequencies provided such authorization is specifically granted to
          Lessee through a valid FCC Station Authorization, Special Temporary
          Authority or similar instrument issued to Lessee and installed in one or fewer cabinets having dimensions not exceeding 80"H x 24" W x 24"D and having a combined total weight of not more than 250 pounds,

          (2) a single transmit antenna and an optional receive antenna each having an equivalent windload specification per EIA Standard RS-222-F not exceeding 6.0 sq. feet of flat plate equivalence as defined therein and each fed with a single continuous length of coaxial transmission line not exceeding 1-1/4 inches overall trade size outside diameter and sufficient to connect the transmitter to the antenna and installed in accordance with manufacturer mounting and installation specifications, (in lieu of the optional receive antenna described in the preceding sentence, a Link Transmitter Unit is permitted to have a small diameter terrestrial microwave dish not exceeding 6 (six) feet in any one dimension and fed with an appropriately sized coaxial or waveguide transmission cable for the operating frequency of the microwave transceiver); and/or

          (3) any combination of the following equipment: (a) a bandpass or notch filter, (b) ferrite circulator(s) or isolator(s), (c) a multicoupler or multiplexer (or similar devices), (d) telephone and data connection equipment, (e) an uninterruptible power supply
          ("UPS"), and (g) all associated cable and electricity therefor. A Link
          Transmitter Unit can exist without a Hot Standby Unit.

          "Material Breach" means (a) non-payment of Base Rent, Monthly
          Reservation Fee, Acquired Site Rent required to be paid under Section
          13(c) or to the extent not reasonably disputed, Rent otherwise provided for in this Lease, or (b) any other material breach by Lessee hereunder.

          "Net Excess Watt Units" means, at any relevant time of determination, the total number of Excess Watt Units added to Sites after the
          Effective Date, less the total number of Excess Watt Units removed from Sites after the Effective Date.

          "New Link Transmitter Unit" means a Link Transmitter Unit added to or included in any Site after the Effective Date.

                                       21

          "One-Way Site" means the following equipment for paging communications purposes:

          (1) a single transmitter authorized to operate on any one or more channels within or bounded by the spectrum of 929.0125 MHz to 929.9875 or 931.0125 to 931.9875 MHz (or as otherwise provided in FCC Rule
          Parts 22, 24 or 90 relating to paging operations in the VHF and UHF
          Bands below 512 MHz, provided such authorization is specifically granted to Lessee through a valid FCC Station Authorization, Special
          Temporary Authority or similar instrument issued to Lessee and installed in one or fewer cabinets having dimensions not exceeding
          80"H x 24"W x 24"D and having a combined total weight of not more than
          400 pounds;

          (2) a single transmit antenna having an equivalent windload specification per EIA Standard RS-222-F not exceeding 4.0 sq. feet of flat plate equivalence as defined therein and fed with a single continuous length of coaxial transmission line not exceeding 2.25"
          overall trade size outside dimension and sufficient to connect the transmitter to the antenna and installed in accordance with manufacturer mounting and installation specifications; and/or

          (3) any combination of the following equipment: (a) one receive-only satellite earth station parabolic dish antenna having dimensions not exceeding 2.1 meters in any one direction or a receive-only terrestrial link antenna of any type design (log-periodic, Yagi-Uda, dipole, or stacked collinear array) intended for the exclusive reception of radiotelephone paging network traffic via any
          FCC-Authorized paging link frequency either installed with a suitable transmission line not to exceed 0.5" in overall trade size outside diameter and installed at a tower height identified in the applicable
          Site Schedule for adequate radio reception in accordance with manufacturer specifications, (b) one global positioning system (GPS)
          antenna with suitable transmission line or control cable not to exceed a combined overall trade size outside diameter of one inch, (c)
          bandpass or notch filters, (d) ferrite circulator(s) or
          isolator(s),(e) a multicoupler or multiplexer or similar devices; (f)
          telephone and data connection equipment; and (g) all associated electrical interconnect cable.

          "Permitted Equipment" means, with respect to a Site (a) equipment that
          (i) if this Site is an Existing Site as of the Effective Date, was located on such Sites as of the Effective Date and is described in the applicable Site Schedule (to the extent such Site Schedule has been prepared), or (ii) is described in an applicable Site Schedule; (b) is included in the definition of "One-Way Site", "Two-Way Site", "Link
          Transmitter Unit" or "Hot Standby Unit"; (c) does not cause any interference prohibited by Section 5(d); (d) does not occupy any additional space at the Site; and (e) is not otherwise prohibited by this Agreement.

          "Permitted Frequencies" means the frequencies identified in the definitions of "One-Way Site", "Two-Way Site", and "Link Transmitter
          Unit," and such other paging frequencies that enable Lessee to provide the same paging services that are enabled by the paging frequencies described in such definitions.

          "Pro Rata Amount" means the sum of the then applicable Monthly
          Reservation Fee plus the applicable Base Rent, which sum is divided by the then applicable Site Commitment.

          "Prior Leases" means all leases, licenses and other agreements and occupancy arrangements among the parties and any of their affiliates with respect to the lease of any communications tower space and/or radio communications from Lessor or its affiliates before the
          Effective Date, including without limitation those agreements listed on the attached Rider C.

          "Removed Site" means any Site that constitutes a "Removed Site"
          pursuant to any of the following Sections of this Agreement, upon satisfaction of all requirements therefor as set forth in such
          Section: Section 1(d), Section 5(d)(ii); Section 10(a), Section 10(b),
          Section 11, or Section 21(a).

                                       22

          "Replacement Site" means a Functionally Equivalent Lessor site that replaces a Site.

          "Removed Site Conditions" means with regard to a Site hereunder that
          (a) Lessee is not then in Material Breach with respect to the Site,
          (b) no Replacement Site is mutually agreed to by the parties, and (c)
          all other conditions specified for a Site to be a Removed Site in the relevant section of this Lease are satisfied.

          "Site Frequency Change Conditions" means that the Permitted Frequency sought by Lessee for a Site: (a) was licensed or otherwise granted directly in the name of Lessee at such Site; (b) does not result in
          Lessee's use of any additional space at the Site or equipment other than Permitted Equipment; (c) does not cause any interference with operations of Lessor or other lessees at the Site in violation of
          Section 5(d); and (d) is identified in the applicable Site Schedule.

          "Two-Way Site" means the following equipment for paging communications purposes:

          (1) a single transmitter (except as set forth in Section 5(k) hereof)
          and receiver combination, or a receiver-only combination, authorized to operate on any one or more of the channels described below provided such authorization is specifically granted to Lessee through a valid
          FCC Station Authorization, Special Temporary Authority or similar instrument issued to Lessee and installed in one or fewer cabinets having dimensions not exceeding 80"H x 24"W x 24"D and having a combined total weight of not more than 400 pounds.

          (2) a single transmit antenna and one or two receive antennas, each having an equivalent windload specification per EIA Standard RS-222-F not exceeding 4.0 sq. feet of flat plate equivalence as defined therein and each fed with a one or fewer continuous length of coaxial transmission line having an overall trade size outside diameter not exceeding 2.25 inches sufficient to connect the transmitter and receiver combination, or receiver only combination, to the antenna(s)
          and installed in accordance with manufacturer mounting and installation specifications; and/or

          (3) any combination of the following equipment: (a) one receive and transmit capable satellite earth station parabolic dish antenna ("VSAT
          Dish") having dimensions not exceeding 2.4 meters in any one direction intended for the exclusive transmission and reception of
          radiotelephone paging network traffic via geo-stationary earth orbiting satellite and installed with not more than two suitable transmission or control lines not to exceed 0.5" each in overall trade size outside diameter and installed in accordance with manufacturer specifications, (b) one global positioning system (GPS) antenna with suitable transmission line or control cable, (c) filters, (d)
          isolators, (e) a multicoupler or multiplexer or similar devices; (f)
          telephone and data connection equipment; and (g) all associated electrical interconnect cable.

          The following are the Two-Way Site frequencies available pursuant to
          FCC Rule 47 CFR 24.129:

          (a) Eleven frequencies available for assignment nationwide as follows:

          (1) Five 50 kHz channels paired with 50 kHz channels:
          Channel 1:  940.00 940.05 and 901.00 901.05 MHz;
          Channel 2:  940.05 940.10 and 901.05 901.10 MHz;
          Channel 3:  940.10 940.15 and 901.10 901.15 MHz;
          Channel 4:  940.15 940.20 and 901.15 90120 MHz; and,
          Channel 5:  940.20 940.25 and 901.20 901.25 MHz:

                                       23

          (2) Three 50 kHz channels paired with 12.5 kHz channels:
          Channel 6:  930.40 930.45 and 901.7500 901.7625 MHz;
          Channel 7:  930.45 930.50 and 901.7625 901.7750 MHz; and,
          Channel 8:  930.50 930.55 and 901.7750 901.7875 MHz;

          (3) Three 50 kHz unpaired channels:
          Channel 9:  940.75 940.80 MHz;
          Channel 10:  940.80 940.85 MHz; and,
          Channel 11:  940.85 940.90 MHz.

          (b) Six frequencies available for assignment regionally as follows:

          (1) Two 50 kHz channels paired with 50 kHz channels:
          Channel 12:  940.25 940.30 and 901.25 901.30 MHz; and,
          Channel 13:  940.30 940.35 and 901.30 901.35 MHz.

          (2) Four 50 kHz channels paired with 12.5 kHz channels:
          Channel 14:  930.55 930.60 and 901.7875 901.8000 MHz;
          Channel 15:  930.60 930.65 and 901.8000 901.8125 MHz;
          Channel 16:  930.65 930.70 and 901.8125 901.8250 MHz; and,
          Channel 17:  930.70 930.75 and 901.8250 901.8375 MHz.

          (c) Seven frequencies available for assignment on an MTA basis as follows:

          (1) Two 50 kHz channels paired with 50 kHz channels:
          Channel 18:  940.35 940.40 and 901.35 901.40 MHz; and,
          Channel 19:  940.40 940.45 and 901.40 901.45 MHz.

          (2) Three 50 kHz channels paired with 12.5 kHz channels:
          Channel 20:  930.75 930.80 and 901.8375 901.8500 MHz;
          Channel 21:  930.80 930.85 and 901.8500 901.8625 MHz; and,
          Channel 22:  930.85 930.90 and 901.8625 901.8750 MHz.

          (3) Two 50 kHz unpaired channels:
          Channel 23:  940.90 940.95 MHz; and,
          Channel 24:  940.95 941.00 MHz.

          (d) Two 50 kHz channels paired with 12.5 kHz channels available for assignment on a BTA basis:

          Channel 25:  930.90 930.95 and 901.8750 901.8875 MHz; and,
          Channel 26:  930.95 931.00 and 901.8875 901.9000 MHz.

     25.  EFFECTIVENESS:

          (a)  Upon the Effective Date:

               (i)  Lessee will assume the Prior Leases pursuant to 11 U.S.C.
                    ss. 365(a), as such Prior Leases are modified, amended and restated by this Lease and the Site Schedules.

               (ii) Lessee will pay to Lessor ************** Dollars
                    (**************) as "cure" pursuant to 11 U.S.C.
                    ss. 365(b)(1)(A) to assume the Prior Leases, as
                    modified, amended and restated by this Lease and the Site
                    Schedules, as settlement of any pre petition claims by
                    Lessor against Lessee arising from the Prior Leases.

                                       24

          (b)  Upon the Effective Date, Lessor and Lessee shall release the other from any and all claims of whatever nature that one may have against the other, or any other action either may be
               entitled to bring against the other in connection with any and all of the Prior Leases that existed prior to the Effective Date.

          (c)  Upon the Effective Date, this Lease shall constitute the sole agreement among the parties, and shall amend and restate the
               Prior Leases in their entirety.

     26.  CONFIDENTIALITY: In connection with this Lease, each of the parties may, at its option, make available certain of its confidential information to the other party. The parties agree to keep such information confidential on the same basis as they treat their own confidential information. The existence of this Lease, and the terms hereof shall not be considered confidential information.

     27.  MISCELLANEOUS:

          (a)  This Lease may be executed in counterparts, and any number of counterparts signed in the aggregate by the parties will
               constitute a single, original instrument.

          (b)  This Lease, including the exhibits, schedules, lists and other documents referred to herein, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants, or understandings other than expressly set forth herein or therein.
               This Lease supersedes all prior agreements and understandings between the parties with respect to its subject matter including without limitation all Prior Leases, which are expressly amended and restated in this Agreement and the Site Schedules attached hereto. No modification of this Lease shall be effective unless contained in a writing signed by the authorized representative of each party.

          (c)  All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be delivered to the respective parties as follows (or to such other address as any party may have furnished to the other in writing):

               If to Lessee: Arch Wireless Holdings, Inc., 1800 West Park Drive,
               Suite 250, Westborough, MA 01581, Attention: Vice President, Site
               Leasing, with a copy to the same address, Attention: Legal
               Department.

               If to Lessor: Pinnacle Towers Inc., 301 N. Cattlemen Rd., Suite
               300, Sarasota, FL 34232 Attention: Decker Todd, Vice
               President-Lease Administration, with a copy to the same address,
               Attention: Evan Berlin, Esq., General Counsel.

               Any such notice may be hand delivered (provided the deliverer provides proof of delivery) or sent by nationally-established overnight courier that provides proof of delivery, or certified or registered mail (postage prepaid, return receipt requested).
               Notice shall be deemed received on the date of delivery as demonstrated by the receipt of delivery.

          (d)  This Lease and any Site Schedule shall be governed by, construed and enforced in accordance with the laws of the State of New
               York. Any action brought relating to this Lease or any Site
               Schedules shall be brought in any district court of the United
               States of America located in any of the States of Delaware,
               Florida, or Massachusetts, without regard to conflict of laws rules.

          (e)  Each of Lessor and Lessee represent and warrant to the other that no broker was involved for such representing person in connection with this transaction and each of Lessor and Lessee agrees to indemnify and hold the other harmless from and against the claims of any broker acting on behalf of the indemnifying party in connection with this transaction.

                                       25

          (f)  Any reference herein to a Section shall be deemed to refer to the applicable Section of this Lease unless otherwise expressly stated herein. Any reference to a Rider, Exhibit, Schedule or
               Appendix (collectively, "Attachments") shall be deemed to refer to the applicable Attachment attached hereto, all such
               Attachments being incorporated herein and made a part hereof by this reference. Any Site Schedule signed by Lessor and Lessee, when so signed, shall be incorporated herein and made a part hereof by this reference.

          (g)  Except as otherwise provided in the applicable Site Schedule, this Lease is solely for the benefit of the parties hereto, their successors and assigns permitted under this Lease and the
               indemnified parties hereunder and no provisions hereof shall be deemed to confer upon any other person any remedy, claim,
               liability, reimbursement, cause of action or other right.

          (h)  Nothing contained herein shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, partnership, joint venture or any
               association between Lessor and Lessee other than contracting parties.

          (i)  If the approval or consent of any party is required under this
               Lease, such approval or consent may only be given in writing.

          (j)  Each of Lessee and Lessor and their respective affiliates that are parties hereto are jointly and severally liable and obligated under the terms of this Lease. If at anytime a party to a Site
               Schedule has not executed a counterpart of this Lease, such party will execute and deliver to the other parties a counterpart of this Lease, to evidence and confirm that it has joined into and become a party to this Lease, but no failure of any such Site
               Schedule party to do so will relieve any such party of its obligation hereunder by virtue of its entering into the subject
               Site Schedule.

          (k)  Lessor covenants and agrees that, upon Lessee's paying all required Rent and observing and performing all of the terms, covenants and conditions on Lessee's part to be observed and performed under this Lease (within applicable notice and grace periods), Lessee shall peacefully and quietly enjoy the Sites covered by each Site Schedule during the term hereof.

          (l)  At Lessee's request, Lessor agrees to execute a memorandum of agreement for a particular Site Schedule in a form mutually acceptable to the parties, so long as such recordation is not otherwise restricted or prohibited by the applicable Prime
               Agreement or other covenants affecting Lessor. Lessee agrees to provide Lessor with a copy of any such memorandum within five (5)
               business days following any recordation of such memorandum.

                                       26

IN WITNESS THEREOF, this Lease has been duly executed and delivered by Lessor and Lessee on the date indicated below.

                                         LESSOR:

                                         PINNACLE TOWERS INC.,
                                         AIRCOMM OF AVON, LLC
                                         BROADCAST TOWERS, INC.
                                         COASTAL ANTENNAS, INC.
                                         COVERAGE PLUS ANTENNA SITES INC.
                                         HIGH POINT MANAGEMENT CO., INC.
                                         ICB TOWERS, LLC
                                         INTERSTATE TOWER COMMUNICATIONS, INC.
                                         INTRACOASTAL CITY TOWERS, INC.
                                         PINNACLE HOLDINGS INC.
                                         PINNACLE SAN ANTONIO LLC
                                         PINNACLE ST. LOUIS LLC
                                         PINNACLE TOWERS CANADA INC.
                                         PINNACLE TOWERS LTD.
                                         PINNACLE TOWERS III INC.
                                         PINNACLE TOWERS IV INC.
                                         PINNACLE TOWERS V INC.
                                         QTI, INC.
                                         RADIO STATION WGLD, INC.
                                         SHAFFER & ASSOCIATES, INC.
                                         SIERRA TOWERS, INC.
                                         TOWER SYSTEMS, INC.
                                         TOWER TECHNOLOGY CORP. OF
                                           JACKSONVILLE

WITNESS: /s/ Sandy Moore                 By: /s/ Ben Gaboury
        ---------------------------          -----------------------------------
Printed Name: Sandy Moore                Name: /s/ Ben Gaboury
             ----------------------           ----------------------------------
                                         Title: President
                                               ---------------------------------

WITNESS: /s/ Billie J. Hair              Date: 24 May, 2002
        ---------------------------           ----------------------------------
Printed Name: Billie J. Hair
             ----------------------

                                       27

                                          LESSEE:

                                          ARCH WIRELESS HOLDINGS, INC.,
                                          ARCH CONNECTICUT VALLEY, INC.
                                          ARCH COMMUNICATIONS ENTERPRISES LLC
                                          PAGING NETWORK, INC.
                                          ARCHTEL, INC.
                                          BENBOW INVESTMENTS, INC.
                                          MOBILEMEDIA COMMUNICATIONS, INC.
                                          MOBILE COMMUNICATIONS CORPORATION
                                             OF AMERICA
                                          MOBILEMEDIA LICENSE CO., L.L.C.
                                          PAGENET, INC.
                                          PAGING NETWORK OF AMERICA, INC.
                                          PAGING NETWORK OF COLORADO, INC.
                                          PAGING NETWORK OF MICHIGAN, INC.
                                          PAGING NETWORK OF NORTHERN
                                             CALIFORNIA, INC.
                                          PAGING NETWORK OF SAN FRANCISCO, INC.
                                          PAGING NETWORK FINANCE CORP.
                                          PAGING NETWORK INTERNATIONAL, INC.

WITNESS: /s/ Karen J. Czubik              By: /s/ J. Roy Pottie
        ---------------------------          -----------------------------------
Printed Name: Karen J. Czubik             Name: J. Roy Pottie
             ----------------------            ---------------------------------
                                          Title: Executive Vice President and
                                                 Chief Financial Officer of
                                                 each of the above entities
                                                 -------------------------------

WITNESS: /s/ Sharon A. Manorty            Date:  May 24, 2002
        ---------------------------            ---------------------------------
Printed Name: Sharon A. Manorty
             ----------------------

                                       28

                                     RIDER A

                                LESSOR AFFILIATES

PINNACLE TOWERS INC.

AIRCOMM OF AVON, LLC

BROADCAST TOWERS, INC.

COASTAL ANTENNAS, INC.

COVERAGE PLUS ANTENNA SITES INC.

HIGH POINT MANAGEMENT CO., INC.

ICB TOWERS, LLC

INTERSTATE TOWER COMMUNICATIONS, INC.

INTRACOASTAL CITY TOWERS, INC.

PINNACLE HOLDINGS INC.

PINNACLE SAN ANTONIO LLC

PINNACLE ST. LOUIS LLC

PINNACLE TOWERS CANADA INC.

PINNACLE TOWERS III INC.

PINNACLE TOWERS IV INC.

PINNACLE TOWERS LTD.

PINNACLE TOWERS V INC.

QTI, INC.

RADIO STATION WGLD, INC.

SHAFFER & ASSOCIATES, INC.

SIERRA TOWERS, INC.

TOWER SYSTEMS, INC.

TOWER TECHNOLOGY CORP. OF JACKSONVILLE

                                     RIDER B

                                LESSEE AFFILIATES

ARCH CONNECTICUT VALLEY, INC.

ARCH COMMUNICATIONS ENTERPRISES LLC

PAGING NETWORK, INC.

ARCHTEL, INC.

BENBOW INVESTMENTS, INC.

MOBILEMEDIA COMMUNICATIONS, INC.

MOBILE COMMUNICATIONS CORPORATION OF AMERICA

MOBILEMEDIA LICENSE CO., L.L.C.

PAGENET, INC.

PAGING NETWORK OF AMERICA, INC.

PAGING NETWORK OF COLORADO, INC.

PAGING NETWORK OF MICHIGAN, INC.

PAGING NETWORK OF NORTHERN CALIFORNIA, INC.

PAGING NETWORK OF SAN FRANCISCO, INC.

PAGING NETWORK FINANCE CORP.

PAGING NETWORK INTERNATIONAL, INC